     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1998
                                                       REGISTRATION NO.333-33477
================================================================================
                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          POST-EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933


                           GLOBAL MAINTECH CORPORATION
                (Name of registrant as specified in its charter)

            MINNESOTA                                            41-1523657
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             6468 CITY WEST PARKWAY
                          EDEN PRAIRIE, MINNESOTA 55344
                                 (612) 944-0400
   (Address and telephone number of registrant's principal executive offices)

                               ------------------

                                   Copies to:
       DAVID H. MCCAFFREY                              KENNETH L. CUTLER, ESQ.
    CHIEF EXECUTIVE OFFICER                           SCOTT L. BARRINGTON, ESQ.
  GLOBAL MAINTECH CORPORATION                           DORSEY & WHITNEY LLP
    6468 CITY WEST PARKWAY                            PILLSBURY CENTER SOUTH
EDEN PRAIRIE, MINNESOTA  55344                        220 SOUTH SIXTH STREET
        (612) 944-0400                              MINNEAPOLIS, MINNESOTA 55402
                                                          (612) 340-2600

            (Name, address and telephone number of agent for service)



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                 DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK


     Pursuant to Rule 477 of the Securities Act of 1933, as amended, Global MAINTECH Corporation (the "Company") hereby deregisters the remaining
3,323,960 Shares of the Company's Common Stock (i.e., $7,478,910 of the Proposed Maximum Aggregate Offering Price) which were registered with the Securities and Exchange Commission pursuant to the Company's Registration Statement on Form SB-2 (File No. 333-33477) and which were not sold pursuant to such Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 19, 1998.

                                       Global MAINTECH Corporation



                                       By /S/ DAVID H. MCCAFFREY
                                       -------------------------------------
                                       David H. McCaffrey
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this amendment to the Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 19, 1998.


NAME                                  TITLE


 /S/ DAVID MCCAFFREY                  Chief Executive Officer
------------------------------        (Principal Executive Officer) and
David McCaffrey                       Director


/S/ JAMES GEISER                     Chief Financial Officer and Secretary
------------------------------        (Principal Financial and Accounting
James Geiser                          Officer)



/S/ ROBERT E. DONALDSON              Director
------------------------------
Robert E. Donaldson


/S/ JOHNE. HAUGO                     Director
------------------------------
John E. Haugo

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